Exhibit 4.2

EXECUTION VERSION

PERRIGO FINANCE PLC,

as the Issuer,

PERRIGO COMPANY PLC,

as Parent Guarantor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Trustee

SUPPLEMENTAL INDENTURE NO. 1

DATED AS OF DECEMBER 2, 2014

TO INDENTURE

DATED AS OF DECEMBER 2, 2014

Relating To

$500,000,000 3.500% Senior Notes due 2021

$700,000,000 3.900% Senior Notes due 2024

$400,000,000 4.900% Senior Notes due 2044

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1, dated as of December 2, 2014 (the “Supplemental Indenture”), among Perrigo Finance plc (the “Issuer”), a public limited company organized under the law of Ireland, Perrigo Company plc (“Parent” or “Parent Guarantor”), a public limited company organized under the law of Ireland, and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Issuer and Parent Guarantor have heretofore executed and delivered to the Trustee an Indenture, dated as of December 2, 2014 (the “Base Indenture”), providing for the issuance from time to time of Securities by the Issuer, to be issued in one or more series as therein provided, and the related Guarantee (as defined below) of such Securities by the Parent Guarantor;

WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of three series of Securities to be known respectively as its 3.500% Senior Notes due 2021 (the “2021 Notes”), its 3.900% Senior Notes due 2024 (the “2024 Notes”) and its 4.900% Senior Notes due 2044 (the “2044 Notes” and, together with the 2021 Notes and the 2024 Notes, the “Notes”), and the Parent Guarantor desires to deliver its Guarantee, the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”);

WHEREAS, the Notes initially will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis (the “Guarantee”) by the Parent Guarantor; and

WHEREAS, the Issuer and the Parent Guarantor have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a legal, valid and binding instrument in accordance with its terms, to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Issuer, and to make the Guarantee included herein, the legal, valid and binding obligation of the Parent Guarantor, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 1.03. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“2021 Notes” has the meaning provided in the recitals.

“2024 Notes” has the meaning provided in the recitals.

“2044 Notes” has the meaning provided in the recitals.

“Acquisition” has the meaning provided in Section 4.03.

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to Section 2.01(b).

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Affiliate Transferee” has the meaning provided in Section 6.03(f).

“Base Indenture” has the meaning provided in the recitals.

“Bridge Loan Facility” means any 364-day senior unsecured bridge loan facility of up to €1.75 billion pursuant to the Senior Unsecured 364-Day Bridge Facility Commitment Letter, dated as of November 6, 2014, among Parent, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as amended, restated, supplemented or otherwise modified from time to time.

“Change in Tax Law” has the meaning provided in Section 11.8 of the Base Indenture, as amended in Section 4.02.

“Change of Control” has the meaning provided in Section 6.03(f).

“Change of Control Offer” has the meaning provided in Section 6.03(a).

“Change of Control Payment” has the meaning provided in Section 6.03(a).

“Change of Control Payment Date” has the meaning provided in Section 6.03(b).

“Change of Control Triggering Event” has the meaning provided in Section 6.03(f).

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Issuer is provided fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Depositary” has the meaning provided in Section 2.03.

“DTC” means The Depositary Trust Company.

“Equity Interests” means the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Existing Notes” means Parent’s 1.30% Senior Notes due 2016, 2.30% Senior Notes due 2018, 4.00% Senior Notes due 2023 and 5.30% Senior Notes due 2043 in an aggregate principal amount of $2,300,000,000 as issued under an Indenture, dated as of November 8, 2013, among Perrigo Company Limited, the guarantors from time to time party thereto and Wells Fargo Bank, National Association.

“Existing Revolving Credit Agreement” means the Parent’s existing Revolving Credit Agreement, dated September 6, 2013, among the Parent, Barclays Bank PLC, as administrative agent, and the financial institutions and lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Guarantee” has the meaning set forth in the recitals.

“Indenture” has the meaning provided in the recitals.

“Independent Investment Banker” means one of the Reference Treasury Dealers whom the Issuer appoints.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Investment Grade Rating” has the meaning provided in Section 6.03(f).

“Issue Date” means December 2, 2014.

“Issuer” has the meaning provided in the preamble.

“Long Stop Date” has the meaning provided in Section 4.03.

“Moody’s” has the meaning provided in Section 6.03(f).

“New Revolving Credit Facility” means the revolving credit facilities of up to $1.0 billion arranged by JPMorgan Chase Bank, N.A. and Barclays Bank PLC entered into to replace the revolving credit facilities under the Existing Revolving Credit Agreement.

“New Term Loan Facility” means the Term Loan Credit Agreement, to be dated on or about the Issue Date, among the Issuer and Parent, as borrowers, the lenders party hereto, JPMorgan Chase Bank, N.A., as administrative agent, Barclays Bank PLC, as syndication agent, and Bank of America, N.A., HSBC Bank USA, N.A., Wells Fargo Bank, National Association, Credit Suisse AG, Cayman Islands Branch and Citibank, N.A., as documentation agents, as amended, restated, supplemented or otherwise modified from time to time, or, alternatively, any amendment or amendment or restatement to Parent’s existing Term Loan Credit Agreement, dated September 6, 2013, among Parent, Barclays Bank PLC, as administrative agent, and the financial institutions and lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Notes” has the meaning provided in the recitals. For the avoidance of doubt, “Notes” shall include the Additional Notes, if any.

“Parent” or “Parent Guarantor” has the meaning provided in the preamble.

“Rating Agencies” has the meaning provided in Section 6.03(f).

“Rating Event” has the meaning provided in Section 6.03(f).

“Record Date” has the meaning provided in Section 2.04.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and Barclays Capital Inc. and their respective successors and, at the Issuer’s option, additional Primary Treasury Dealers selected by the Issuer; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“S&P” has the meaning provided in Section 6.03(f).

“Share Purchase Agreement” means the Agreement for the Sale and Purchase of 685,348,257 Shares of Omega Pharma Invest NV, dated as of November 6, 2014, among Alychlo NV and Holdco I BE NV as the sellers and Parent as the purchaser, as amended, supplemented or otherwise modified from time to time.

“Special Mandatory Redemption” has the meaning provided in Section 4.03.

“Special Mandatory Redemption Date” has the meaning provided in Section 4.03.

“Supplemental Indenture” has the meaning provided in the preamble.

“Trustee” has the meaning provided in the preamble.

“Voting Stock” has the meaning provided in Section 6.03(f).

Section 1.04 Solely for purposes of the Notes, the following definitions shall amend and restate in their entirety the definitions of such terms found in Section 1.1 of the Base Indenture:

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect from time to time, it being understood that, for purposes of this Indenture, all references to codified accounting standards specifically named in this Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP. At any time after the Issue Date, the Issuer may elect, for all purposes of this Indenture, to apply IFRS accounting principles (or any successor, replacement, amended or updated accounting principles to IFRS that are then in effect in the Issuer’s jurisdiction of organization) in lieu of GAAP, and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time (or such successor, replacement, amended or updated accounting principles) as previously calculated or determined in accordance with GAAP; provided that (1) from and after such election, all financial statements and reports required to be provided pursuant to this Indenture (and all financial statements and reports required to be filed with the Commission or that are otherwise provided to shareholders of Parent) shall be prepared on the basis of IFRS (or such successor, replacement, amended or updated accounting principles), (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS (or such successor, replacement, amended or updated accounting principles) with retroactive effect being given thereto assuming that such election had been made on the Issue Date and (3) all accounting terms and references in this Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS (or such successor, replacement, amended or updated accounting principles). The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the holders of Notes promptly after having made such election (and in any event, within 15 days thereof).

“Restricted Subsidiary” means any Subsidiary of Parent which owns or leases a Principal Property and which could secure the Notes with such Principal Property without there being adverse tax consequences to Parent or its subsidiaries.

“Sale and Lease-Back Transactions” means any arrangement with any Person providing for the leasing by Parent or a Restricted Subsidiary of any Principal Property that Parent or such Restricted Subsidiary has sold or transferred or is about to sell or transfer to such Person; provided, however, this definition does not include transactions between or among Parent and its Restricted Subsidiaries.

Section 1.05 Consent to Creation of Distributable Reserves

(a) Solely for purposes of the Notes, Section 1.21 of the Base Indenture is hereby amended and restated in its entirety as follows:

Each holder of a Note by its acceptance thereof irrevocably consents, to the fullest extent permitted by applicable law, to the creation of distributable reserves, from time to time, by reducing some or all of the share premium of Parent resulting from the issuance of ordinary shares of Parent or otherwise.

Section 1.06 Currency Indemnity.

For the avoidance of doubt, with respect to the Notes, each reference to “Securities” in Section 1.19 of the Base Indenture shall be deemed to include the Guarantee.

Section 1.07 Submission to Jurisdiction.

The Issuer and Parent each hereby agree to appoint Corporation Service Company, with an office at 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its agent (or any successor thereto) for service of process in any suit, action or proceeding with respect to the Indenture, the Notes and the Guarantee and for actions brought under the United States federal or state securities laws brought in any United States federal or state court located in the Borough of Manhattan in the County and City of New York.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount.

(a) The Notes are hereby authorized and are respectively designated the 3.500% Senior Notes due 2021, the 3.900% Senior Notes due 2024 and the 4.900% Senior Notes due 2044, each unlimited in aggregate principal amount. The 2021 Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $500,000,000, the 2024 Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $700,000,000 and the 2044 Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $400,000,000, which amounts shall be set forth in the written order of the Issuer for the authentication and delivery of the Notes pursuant to Sections 3.1 and 3.3 of the Base Indenture.

(b) In addition, without the consent of the holders of an applicable series of Notes, the Issuer may issue, from time to time in accordance with the provisions of the Indenture, additional Notes having the same ranking and the same interest rate, maturity and other terms as such series of Notes (except for the issue date, issue price, and, in some cases, the first payment of interest or interest accruing prior to the issue date of such additional Notes); provided that if such additional Notes are not fungible with the other Notes of such series for U.S. federal income tax purposes, the additional Notes will be issued under a separate CUSIP number. Any additional Notes having such similar terms, together with the other Notes of the applicable series, shall constitute a single series of Securities under the Indenture.

Section 2.02. Maturity.

(a) Unless an earlier redemption has occurred, the principal amount of the 2021 Notes shall mature and be due and payable, together with any accrued interest thereon, on December 15, 2021.

(b) Unless an earlier redemption has occurred, the principal amount of the 2024 Notes shall mature and be due and payable, together with any accrued interest thereon, on December 15, 2024.

(c) Unless an earlier redemption has occurred, the principal amount of the 2044 Notes shall mature and be due and payable, together with any accrued interest thereon, on December 15, 2044.

Section 2.03. Form and Payment.

(a) The Notes shall be issued as global notes, in fully registered book-entry form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

(b) The 2021 Notes, the 2024 Notes and the 2044 Notes and the Trustee’s Certificates of Authentication to be endorsed thereon, are to be substantially in the form of Exhibit A-1, Exhibit A-2 and Exhibit A-3, respectively, which forms are hereby incorporated in and made a part of this Supplemental Indenture.

(c) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Issuer, Parent Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(d) Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to The Depository Trust Company, which shall act as a depository for the global notes (together with any successor thereto, the “Depositary”).

(e) Wells Fargo Bank, National Association (or any successor thereto) will initially serve as Paying Agent for the Notes.

(f) The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

(g) A global note deposited with, or on behalf of, the Depositary may be transferred to the beneficial owners thereof in the form of definitive Notes in an aggregate principal amount equal to the principal amount of such global note, in exchange for such global note, in accordance with the procedures set forth in Section 3.5 of the Base Indenture. Definitive Notes shall be issued to the beneficial owners thereof only (i) under the circumstances set forth in Section 3.5 of the Base Indenture or (ii) if an Event of Default has occurred and has not been cured or waived, the Security Registrar has received a request from the Depositary with respect to the issuance of definitive Notes.

Section 2.04 Interest.

Interest on the 2021 Notes shall accrue at the rate of 3.500% per annum, interest on the 2024 Notes shall accrue at the rate of 3.900% per annum and interest on the 2044 Notes shall accrue at the rate of 4.900% per annum. Interest on the Notes shall accrue from December 2, 2014 or the most recent interest payment date on which interest was paid. Interest on the 2021 Notes shall be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2015; interest on the 2024 Notes shall be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2015; and interest on the 2044 Notes shall be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2015 (with respect to the applicable series of Notes, each an “Interest Payment Date”). Interest on the 2021 Notes shall be payable to the Holders in whose names the 2021 Notes are registered at the close of business on the preceding June 1 and December 1 (whether or not that date is a Business Day); interest on the 2024 Notes shall be payable to the Holders in whose names the 2024 Notes are registered at the close of business on the preceding June 1 and December 1 (whether or not that date is a Business Day); and interest on the 2044 Notes shall be payable to the Holders in whose names the 2044 Notes are registered at the close of business on the preceding June 1 and December 1 (whether or not that date is a Business Day) (with respect to the applicable series of Notes, each a “Record Date”). Interest on the Notes shall be computed on the basis of a 360-day year comprising twelve 30-day months. If any Interest Payment Date or maturity or Redemption Date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date.

Section 2.05 Additional Amounts.

Additional Amounts shall be payable in respect of the Notes of each series pursuant to Section 10.4 of the Base Indenture.

Section 2.06 No Sinking Fund.

Article 12 of the Base Indenture shall not apply to the Notes.

Section 2.07 No Conversion Features.

No conversion features shall apply to the Notes.

ARTICLE THREE

GUARANTEE

Section 3.01. Parent Guarantee

(a) The Parent Guarantor, by its execution of this Supplemental Indenture, hereby agrees with each Holder of a Note authenticated and delivered by the Trustee and with the Trustee for itself and on behalf of each such Holder, to be unconditionally bound by the terms and provisions of the Guarantee set forth below and authorizes the Trustee to confirm such Guarantee to the Holder of each such Note of the Issuer by its authentication, execution and delivery of each such Note by the Trustee.

GUARANTEE OF

PERRIGO COMPANY PLC

For value received, PERRIGO COMPANY PLC, a company duly organized and existing under the laws of Ireland (herein called the “Parent Guarantor,” which term includes any successor Person under the Indenture), hereby fully, irrevocably and unconditionally guarantees to the Holder of the Notes and to the Trustee for itself and on behalf of each such Holder the due and punctual payment of the principal of (and premium, if any, on) and interest on the Notes when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture, and all other amounts owed under the Indenture, all in accordance with and subject to the terms and limitations of the Notes and Article 14 of the Base Indenture. In case of the failure of PERRIGO FINANCE PLC, a company duly organized under the laws of Ireland (herein called the “Issuer,” which term includes any successor Person under such Indenture), promptly to make any such payment of principal (and premium, if any) or interest, and all other amounts owed under the Indenture, the Parent Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer, subject to the terms and limitations of Article 14 of the Base Indenture.

The Parent Guarantor hereby agrees that its obligations under the Guarantee and the Indenture shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, joint and several, irrespective of, and shall be unaffected by any failure to enforce the provisions of the Notes or this Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of a Note or the Trustee for such series of Notes or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Parent

Guarantor increase the principal amount of such Note, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article 5 of the Base Indenture. The Parent Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to the Notes or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under the Notes and all demands whatsoever, and covenants that the Guarantee of the Parent Guarantor will not be discharged except by payment in full of the principal of (and premium, if any, on) and interest on the Notes or as otherwise set forth in this Indenture; provided, that if any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Parent Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Parent Guarantor any amount paid either to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Parent Guarantor shall be subrogated to all rights of the Holder of the Notes and the Trustee for the Notes of such series against the Issuer in respect of any amounts paid to such Holder by the Parent Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Parent Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of (and premium, if any, on) and interest on all Notes of the same series issued under the Indenture shall have been paid in full.

(b) Notwithstanding Section 2.1, Section 2.4(a), Section 3.3, Section 14.2 and any other provisions of the Base Indenture, and solely for purposes of the Notes, the Parent Guarantor, the Issuer and the Trustee hereby agree that notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes (i) the Guarantee of the Parent Guarantor shall remain in full force and effect and (ii) all references in the Base Indenture to any Guarantee endorsed on the Notes shall be deemed to refer to the Guarantee of the Parent Guarantor contained in this Section 3.01.

(c) The Notes will not be guaranteed by any of Parent’s subsidiaries.

Section 3.02. Termination of the Guarantee.

The Parent Guarantor’s Guarantee in respect of a series of Notes shall terminate upon the Legal Defeasance or discharge of such series of Notes pursuant to Article 4 or Section 13.2 of the Base Indenture, as the case may be.

ARTICLE FOUR

REDEMPTION

Section 4.01. Optional Redemption

(a) The Issuer may, at its option, redeem all or a portion of the 2021 Notes, the 2024 Notes and the 2044 Notes, as the case may be, at any time or from time to time. The Redemption Price for the 2021 Notes, the 2024 Notes and the 2044 Notes, as applicable, to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

(1) 100% of the principal amount of such series of Notes being redeemed on the Redemption Date; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points in the case of the 2021 Notes, 25 basis points in the case of the 2024 Notes and 30 basis points in the case of the 2044 Notes, as determined by the applicable Independent Investment Banker, plus, in each case, accrued and unpaid interest, if any, on the applicable series of Notes to, but excluding, the Redemption Date. Notwithstanding the foregoing, installments of interest on the applicable series of Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Record Date according to the applicable series of Notes and the Indenture.

(b) Notwithstanding Section 4.01(a), the Issuer shall have the right to redeem, at its option, in whole or in part, the 2021 Notes at any time on or after October 15, 2021, the 2024 Notes at any time on or after September 15, 2024 and the 2044 Notes at any time on or after June 15, 2044, in each case, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes of the applicable series being redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the Redemption Date. Notwithstanding the foregoing, installments of interest on the applicable series of Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant Record Date according to the applicable series of Notes and the Indenture.

(c) Notice of any redemption will be mailed (or, to the extent permitted or required by applicable procedures or regulations of DTC, sent electronically) at least 15 days but not more than 60 days before the Redemption Date to each holder of the Notes to be redeemed. Unless the Issuer defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

(d) If the Issuer chooses to redeem less than all of the Notes of any series, the particular Notes to be redeemed shall be selected by the Trustee not more than 45 days prior to the Redemption Date. Subject to applicable DTC procedures or regulations, the Trustee will select the Notes to be redeemed by such method as the Trustee shall deem appropriate.

(e) Notwithstanding anything to the contrary in clause (f) of the second paragraph of Section 11.4 and the last paragraph of Section 11.4 of the Base Indenture, the Issuer shall not be permitted to undertake an optional redemption of the Notes of any series pursuant to this Section 4.01 that is subject to conditions precedent.

Section 4.02. Redemption for Taxation Reasons.

Section 11.8 of the Base Indenture shall apply to each series of the Notes. Solely for purposes of the Notes, Section 11.8 of the Base Indenture is hereby amended by (a) replacing the phrase “The Issuer may redeem the Securities of any series in whole, but not in part, at any time” in the first sentence thereof with the phrase “The Issuer may redeem the Securities of any series in whole, but not in part, at its discretion at any time” and (b) inserting the following two sentences after the first sentence thereof:

Any Change in Tax Law must become effective on or after the Issue Date. In the case of a successor of the Issuer that is not tax resident in the same jurisdiction as the Issuer or a successor of the Parent Guarantor that is not tax resident in the same jurisdiction as the Parent Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payments on the applicable series of the Notes.

Section 4.03. Special Mandatory Redemption.

(a) If Parent does not consummate its direct or indirect acquisition (the “Acquisition”) of 685,348,257 shares of Omega Pharma Invest NV., a limited liability company incorporated under the laws of Belgium, on or prior to August 6, 2015, (as such date may be extended, as described below, the “Long Stop Date”), or the Share Purchase Agreement is terminated any time prior to such date, the Issuer will be required to redeem all of the outstanding Notes of each series on a Special Mandatory Redemption Date at a Redemption Price equal to 101% of the aggregate principal amount of the Notes of each series, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (such redemption, the “Special Mandatory Redemption”). Upon notice by the Issuer, the Long Stop Date may be extended at the Issuer’s option to a date no later than September 7, 2015; provided that at the time of such notice, the Share Purchase Agreement shall not have been terminated for any reason. If the Long Stop Date is extended, the Issuer shall deliver an Officers’ Certificate to the Trustee and notice to the Holders stating the Long Stop Date as so extended promptly following any such extension.

(b) The “Special Mandatory Redemption Date” means the earlier to occur of (1) a date that is no earlier than five Business Days after the date of the notice of Special Mandatory Redemption and no later than the 30th day after the Long Stop Date (or if such date is not a Business Day, the first Business Day thereafter), if the Acquisition has not been consummated on or prior to the Long Stop Date, or (2) a date that is no earlier than five Business Days after the date of the notice of Special Mandatory Redemption and no later than the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Share Purchase Agreement for any reason.

(c) Notwithstanding the foregoing, installments of interest on any series of Notes that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the Holders as of the close of business on the relevant Record Dates in accordance with the Notes and the Indenture.

(d) The Issuer shall cause the notice of Special Mandatory Redemption to be mailed (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically), with a copy to the Trustee, within five Business Days after the occurrence of the event triggering the Special Mandatory Redemption to each Holder at its registered address. If funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the Notes to be redeemed will cease to bear interest. Notice of a Special Mandatory Redemption of the Notes shall be given by the Issuer or, at the Issuer’s request and provision of such request together with the notice of Special Mandatory Redemption to be delivered at least two Business Days prior to the notice of Special Mandatory Redemption being sent by the Trustee (unless a shorter notice shall be satisfactory to the Trustee), in the name and at the expense of the Issuer.

ARTICLE FIVE

EVENTS OF DEFAULT

Section 5.01. Events of Default.

(a) Solely for purposes of the Notes, Section 5.1 of the Base Indenture is hereby amended by deleting clause (f) of Section 5.1 and inserting new clauses (f) and (g) as follows:

(f) default in the payment of the purchase price of any Notes of such series the Issuer is required to purchase pursuant to Section 6.03 of the Supplemental Indenture; or

(g) the Guarantee of the Notes of such series is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Parent, or any responsible Officer acting on behalf of Parent, denies or disaffirms its obligations under the Guarantee of the Notes of such series.

ARTICLE SIX

COVENANTS

Section 6.01. Limitation upon Liens.

(a) Solely for purposes of the Notes, the first sentence of Section 10.6 of the Base Indenture is hereby amended by replacing the phrase “create, incur, issue or assume” with the phrase “create, incur, issue, assume or guarantee.”

(b) Solely for purposes of the Notes, Section 10.6(a) of the Base Indenture is hereby amended by replacing the phrase “date of the Indenture” with the phrase “Issue Date.”

(c) Solely for purposes of the Notes, Section 10.6(c) of the Base Indenture is hereby amended by inserting the words “the Issuer,” immediately before the first reference to “Parent” appearing in such subsection.

Section 6.02. Limitation on Activities of the Issuer.

So long as any of the Notes of any series remain outstanding, the Issuer shall not engage in any business or activity other than:

(a) the establishment and maintenance of its legal existence, including the incurrence of fees, costs and expenses relating to such establishment and maintenance;

(b) to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent;

(c) incurring fees, costs and expenses relating to organization overhead including professional fees for legal, tax and accounting issues and paying taxes;

(d) the execution and delivery of the Indenture and the performance of its obligations thereunder and the issuance of the Notes and any additional debt securities under the Indenture;

(e) the performance of its obligations under the Share Purchase Agreement;

(f) taking all actions, including executing and delivering any related agreements in connection with and/or to consummate the issuance of the Existing Notes, the making of the loans under, and any guarantees of the obligations under, the New Term Loan Facility and/or the Bridge Loan Facility or the establishment of, and the making of any loans under, the New Revolving Credit Facility (or Existing Revolving Credit Agreement, if applicable) or the incurrence of other indebtedness not prohibited by any of the foregoing agreements, or in connection with any other financing transactions;

(g) providing indemnification to officers and directors;

(h) the making of intercompany loans (including for the avoidance of doubt any intercompany loans made in connection with the Acquisition), distributions of cash, cash equivalents or Equity Interests and/or any transactions consummated substantially contemporaneously with and in connection with the consummation of the Acquisition and the financing transactions relating thereto, or in connection with any other financing transactions;

(i) financing the business and operations of Parent or any of its affiliates, including the incurrence and repayment of indebtedness or other obligations, the making of loans or other investments and the payment of dividends or other distributions, and

(j) activities necessary or advisable for or incidental, related, complementary, similar, supplemental or ancillary to the businesses or activities described in any of the foregoing clauses (a) through (i).

Section 6.03. Offer to Purchase Notes Upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs with respect to a series of Notes, unless the Issuer shall have exercised its option to redeem the applicable Notes pursuant to Article 4 herein, the Issuer shall make an offer (the “Change of Control Offer”) to each Holder of the Notes of the applicable series as to which the Change of Control Triggering Event has occurred to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s applicable Notes on the terms set forth in such Notes. In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Amounts, if any, on the applicable Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice will be mailed (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically) to Holders of the applicable Notes and the Trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of the applicable series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring with respect to the applicable series of Notes on or prior to the Change of Control Payment Date.

(c) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1)	accept for payment all applicable Notes or portions of such Notes properly tendered pursuant to the applicable Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all such Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the Trustee the applicable Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of the applicable Notes or portions of such Notes being repurchased and that all conditions precedent provided for in the Indenture to the Change of Control Offer and to the repurchase by the Issuer of the applicable Notes pursuant to the Control Payment Offer have been met.

(d) The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Control Payment Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party repurchases all applicable Notes properly tendered and not withdrawn under its offer.

(e) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Indenture or the Notes, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached the Issuer’s obligations under the Change of Control Offer provisions of the Indenture or the Notes by virtue of any such conflict.

(f) For purposes of this Section 6.03, the following definitions shall apply:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of Parent (or Parent’s Affiliate Transferee) or other Voting Stock into which the Voting Stock of Parent (or Parent’s Affiliate Transferee) is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent (or Parent’s Affiliate Transferee) and the assets of the Subsidiaries of Parent (or Parent’s Affiliate Transferee), taken as a whole, to one or more Persons, other than Parent or a Subsidiary of Parent (or Parent’s Affiliate Transferee). Notwithstanding the foregoing, a transaction referenced in clause (1) of this definition will not be deemed to be a Change of Control if (i) Parent becomes a direct or indirect wholly-owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Parent’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. Notwithstanding the foregoing, a transaction referenced in clause (2) of this definition will not be deemed a Change of Control if (i) Parent becomes a direct or indirect wholly-owned Subsidiary of a holding company, (ii) the transferee of all or substantially all of Parent’s assets and the assets of Parent’s Subsidiaries, taken as a whole, is also a direct or indirect wholly-owned Subsidiary of such holding company (such transferee, Parent’s “Affiliate Transferee”), (iii) such holding company provides a full and unconditional guarantee of the Notes (whereupon such holding company shall be substituted as “Parent” for the purposes of the Notes and Indenture (without the release of the guarantee of the entity formerly considered to be “Parent”)) and (iv)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Parent’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its ratings agency business.

“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (as certified by a resolution of the Issuer’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on such series of Notes is lowered by each of the Rating Agencies and such series of Notes is rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of such series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of Parent’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at the Issuer’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor to its ratings agency business.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

Section 6.04. Consolidation and Mergers and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.

Solely for purposes of the Notes, Section 8.1(a) and (b) of the Base Indenture are hereby amended and restated as follows:

(a) Notwithstanding anything contained herein or in any of the Notes, the Issuer may consolidate with or merge with or into or amalgamate or convert into any other corporation, limited liability company, limited partnership or other legal entity and the Issuer may sell, lease or convey all or substantially all of its assets to any legal entity organized and existing under the laws of the United States of America or a State thereof, any country in the European Union, the United Kingdom, Canada, Israel or Switzerland; provided, that in any such case, either that Issuer shall be the surviving entity, or the successor entity shall expressly assume, pursuant to a supplemental indenture, all of the Issuer’s obligations under this Indenture and the Notes.

(b) Notwithstanding anything contained herein or in any of the Notes, Parent may consolidate with or merge with or into or amalgamate or convert into any other corporation, limited liability company, limited partnership or other legal entity and Parent may sell, lease or convey all or substantially all of its assets to any legal entity organized and existing under the laws of the United States of America or a State thereof, any country in the European Union, the United Kingdom, Canada, Israel or Switzerland; provided, that in any such case, either Parent shall be the surviving entity, or the successor entity shall expressly assume, pursuant to a supplemental indenture, all of Parent’s obligations under this Indenture, the Notes and the Guarantee.

Section 6.05. Limitation upon Sale and Leaseback Transactions.

Solely for purposes of the Notes, Section 10.7 of the Base Indenture is hereby amended by replacing the lead-in language to the first paragraph of such Section 10.7 with the following language:

Parent will not itself, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless, either:

ARTICLE SEVEN

DEFEASANCE

(a) Article 13 of the Base Indenture, relating to Legal Defeasance and Covenant Defeasance, shall apply to each series of the Notes; provided however, that for purposes of Section 13.3 of the Base Indenture as it applies to the Notes of any series, the covenants set forth in Sections 6.02 and 6.03 hereof (and the related Events of Default) shall also be subject to covenant defeasance, as provided in the Base Indenture, in addition to the covenants specified in such Section 13.3, as modified by this Supplemental Indenture.

(b) Solely for purposes of the Notes, Section 13.3 of the Base Indenture is hereby amended by (1) replacing the phrase “the Issuer shall be released from its obligations” in the first sentence with the phrase “the Issuer and the Parent shall be released from their respective obligations” and (2) replacing the phrase “the Issuer may omit” in the second sentence with the phrase “the Issuer and the Parent may omit.”

(c) Solely for purposes of the Notes, Section 13.4(1) of the Base Indenture is hereby amended by replacing the phrase “The Issuer shall irrevocably” with the phrase “The Issuer or the Parent shall irrevocably.”

(d) Solely for purposes of the Notes, Section 13.4(2) of the Base Indenture is hereby amended and restated in its entirety as follows:

In the event of an election under Section 13.2, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of execution of this instrument, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, subject to customary assumptions and exclusions, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to such Securities.

(e) Solely for purposes of the Notes, Section 13.4(3) of the Base Indenture is hereby amended and restated in its entirety as follows:

In the event of an election under Section 13.3, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities.

(f) Solely for purposes of the Notes, Section 13.5 of the Base Indenture is hereby amended by replacing the phrase “pay to the Issuer from time to time” in the third paragraph with the phrase “pay to the Issuer or the Parent, as applicable, from time to time.”

(g) Solely for purposes of the Notes, Section 13.6 of the Base Indenture is hereby amended by replacing the phrase “from which the Issuer has been discharged” with the phrase “from which the Issuer and the Parent have been discharged.”

ARTICLE EIGHT

SATISFACTION AND DISCHARGE

(a) Solely for purposes of the Notes, the first paragraph of Section 4.1 of the Base Indenture is hereby amended by replacing the phrase “this Indenture shall cease to be of further effect” with the phrase “this Indenture shall cease to be of further effect with respect to any series of Securities.”

(b) Solely for purposes of the Notes, Section 4.1(a)(i) of the Base Indenture is hereby amended by replacing the phrase “all Securities theretofore” with the phrase “all Securities of such series theretofore.”

(c) Solely for purposes of the Notes, Section 4.1(a)(ii) of the Base Indenture is hereby amended by replacing the phrase “all such Securities not theretofore” with the phrase “all Securities of such series not theretofore.”

(d) Solely for purposes of the Notes, Section 4.1(a)(ii)(3) of the Base Indenture is hereby amended by replacing the phrase “and the Issuer, in the case of (1), (2) or (3) above” with the phrase “and the Issuer or the Parent, in the case of (1), (2) or (3) above.”

(e) Solely for purposes of the Notes, Section 4.1(c) of the Base Indenture is hereby amended by replacing the phrase “discharge of this Indenture” with the phrase “discharge of this Indenture as to such series of Securities.”

(f) Solely for purposes of the Notes, the last paragraph of Section 4.1 of the Base Indenture is hereby amended by replacing the phrase “discharge of this Indenture” with the phrase “discharge of this Indenture with respect to any series of Securities.”

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Solely for purposes of the Notes, Section 9.2 of the Base Indenture is hereby amended by deleting clauses (a), (b), (c) and (d) of Section 9.2 and inserting new clauses (a), (b), (c), (d), (e), (f), (g) and (h) of Section 9.2 as follows:

(a)	change the Stated Maturity of the principal of, or any installment of interest on or any Additional Amounts payable with respect to, the Notes of such series;

(b)	reduce the principal amount of, or interest on or any Additional Amounts payable with respect to, the Notes of such series, reduce the amount of principal which could be declared due and payable prior to the Stated Maturity or reduce the premium payable upon the redemption thereof;

(c)	impair the right to enforce any payment on or after the Stated Maturity or Redemption Date;

(d)	change the place or currency of any payment of principal of, premium or interest on, or any Additional Amounts payable with respect to, the Notes of such series;

(e)	modify in a manner adverse in any material respect to the Holder of the outstanding Notes of such series the terms and conditions of Parent under its Guarantee with respect to such Notes or this Indenture;

(f)	reduce the percentage in principal amount of the outstanding Notes of such series, the consent of whose Holders is required to modify or amend this Indenture;

(g)	reduce the percentage of outstanding Notes of such series necessary to waive any past default to less than a majority; or

(h)	modify the provisions in this Indenture relating to adding provisions or changing or eliminating provisions of this Indenture or modifying rights of Holders of Notes of such series to waive compliance with any term of this Indenture.

ARTICLE TEN

MISCELLANEOUS

Section 10.01. Application of Supplemental Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 10.02. Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 10.03. Conflict with Base Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 10.04. Governing Law; Waiver of Jury Trial. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUER, THE PARENT GUARANTOR, THE TRUSTEE AND EACH HOLDER OF ANY NOTE BY ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND HEREBY.

Section 10.05. Successors and Assigns. All agreements of the Issuer in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Parent Guarantor in this Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors and assigns.

Section 10.06. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.07. Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and the Notes other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein and in the Notes are deemed to be those of the Issuer and not the Trustee and the Trustee assumes no responsibility for the same. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

PERRIGO FINANCE PLC

By:	/s/ Todd W. Kingma
Name:	Todd W. Kingma
Title:	Secretary (Principal Officer)

PERRIGO COMPANY PLC, as Parent Guarantor

By:	/s/ Judy L. Brown
Name:	Judy L. Brown
Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

[Signature Page to Supplemental Indenture No. 1]

Exhibit A-1

Form of Global Note representing the 2021 Notes

EXHIBIT A-1

Form of Global Note representing the 2021 Notes

FACE OF NOTE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 714295 AB8

ISIN: US714295AB80

GLOBAL NOTE

3.500% Senior Notes due 2021

No. N-[—]	$[—]

PERRIGO FINANCE PLC

promises to pay to CEDE & CO. or registered assigns the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on December 15, 2021.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2015

Record Dates: June 1 and December 1

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

PERRIGO FINANCE PLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:                  ,

[Reverse Side of Note]

3.500% Senior Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Perrigo Finance plc, a public limited company organized under the law of Ireland (the “Issuer”), promises to pay interest on the principal amount of this Note at 3.500% per annum from and including December 2, 2014 until but excluding maturity. The Issuer shall pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be June 15, 2015. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on June 1 and December 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 3.7 of the Base Indenture with respect to defaulted interest. Principal, premium, if any, and interest on, and Additional Amounts, if any, payable with respect to, the Notes shall be payable at the office or agency of the Issuer maintained for such purpose; provided that, at the option of the Issuer, interest on the Notes may be paid by mailing checks for such interest to or upon the written order of the holders thereof at their last address as they shall appear on the Security Register or by wire transfer or other electronic means to Holders of $1,000,000 or more in aggregate principal amount of Securities having wire transfer addresses within the continental United States; provided further that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND SECURITY REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Issuer may change any Paying Agent or Security Registrar without notice to the Holders. The Issuer or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent or Security Registrar.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of December 2, 2014 (the “Base Indenture”), among the Issuer, Perrigo Company Plc (“Parent”) and the Trustee, as supplemented by Supplemental Indenture No. 1 dated as of December 2, 2014, among the Issuer, Parent and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Issuer, Parent and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 3.500% Senior Notes due 2021. The Issuer shall be entitled to issue Additional Notes pursuant to Article 3 of the Base Indenture and Section 2.01 of the Supplemental Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, tax redemption and special mandatory redemption, as further described in the Indenture.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Pursuant to Section 2.3 of the Base Indenture, and except as provided in Section 3.5 of the Base Indenture (as amended by 2.03(g) of the Supplemental Indenture), this Note shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon, and the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Notes.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 5.1 of the Base Indenture, as amended by Section 5.01 of the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. GUARANTEE. Payment of principal of, premium, if any, and interest on, and Additional Amounts, if any, payable with respect to, this Note is fully, irrevocably and unconditionally guaranteed by Perrigo Company plc, a public limited company organized under the law of Ireland, as set forth in the Indenture.

11. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

PERRIGO FINANCE PLC

c/o PERRIGO COMPANY PLC

515 Eastern Avenue

Allegan, Michigan 49010

Fax: (269) 673-8451

Attention: Todd W. Kingma

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 6.03 of the Supplemental Indenture, check the appropriate box below:

[    ] Section 6.03

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 6.03 of the Supplemental Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $200,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form

Exhibit A-2

Form of Global Note representing the 2024 Notes

EXHIBIT A-2

Form of Global Note representing the 2024 Notes

FACE OF NOTE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP 714295 AC6

ISIN US714295AC63

GLOBAL NOTE

3.900% Senior Notes due 2024

No. N-[—]	$[—]

PERRIGO FINANCE PLC

promises to pay to CEDE & CO. or registered assigns the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on December 15, 2024.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2015

Record Dates: June 1 and December 1

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

PERRIGO FINANCE PLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:                  ,

[Reverse Side of Note]

3.900% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Perrigo Finance plc, a public limited company organized under the law of Ireland (the “Issuer”), promises to pay interest on the principal amount of this Note at 3.900% per annum from and including December 2, 2014 until but excluding maturity. The Issuer shall pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be June 15, 2015. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on June 1 and December 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 3.7 of the Base Indenture with respect to defaulted interest. Principal, premium, if any, and interest on, and Additional Amounts, if any, payable with respect to, the Notes shall be payable at the office or agency of the Issuer maintained for such purpose; provided that, at the option of the Issuer, interest on the Notes may be paid by mailing checks for such interest to or upon the written order of the holders thereof at their last address as they shall appear on the Security Register or by wire transfer or other electronic means to Holders of $1,000,000 or more in aggregate principal amount of Securities having wire transfer addresses within the continental United States; provided further that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND SECURITY REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Issuer may change any Paying Agent or Security Registrar without notice to the Holders. The Issuer or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent or Security Registrar.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of December 2, 2014 (the “Base Indenture”), among the Issuer, Perrigo Company Plc (“Parent”) and the Trustee, as supplemented by Supplemental Indenture No. 1 dated as of December 2, 2014, among the Issuer, Parent and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Issuer, Parent and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 3.900% Senior Notes due 2024. The Issuer shall be entitled to issue Additional Notes pursuant to Article 3 of the Base Indenture and Section 2.01 of the Supplemental Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, tax redemption and special mandatory redemption, as further described in the Indenture.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Pursuant to Section 2.3 of the Base Indenture, and except as provided in Section 3.5 of the Base Indenture (as amended by 2.03(g) of the Supplemental Indenture), this Note shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon, and the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Notes.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 5.1 of the Base Indenture, as amended by Section 5.01 of the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. GUARANTEE. Payment of principal of, premium, if any, and interest on, and Additional Amounts, if any, payable with respect to, this Note is fully, irrevocably and unconditionally guaranteed by Perrigo Company plc, a public limited company organized under the law of Ireland, as set forth in the Indenture.

11. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

PERRIGO FINANCE PLC

c/o PERRIGO COMPANY PLC

515 Eastern Avenue

Allegan, Michigan 49010

Fax: (269) 673-8451

Attention: Todd W. Kingma

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 6.03 of the Supplemental Indenture, check the appropriate box below:

[    ] Section 6.03

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 6.03 of the Supplemental Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $200,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form

Exhibit A-3

Form of Global Note representing the 2044 Notes

EXHIBIT A-3

Form of Global Note representing the 2044 Notes

FACE OF NOTE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP 714295 AA0

ISIN US714295AA08

GLOBAL NOTE

4.900% Senior Notes due 2044

No. N-[—]	$[—]

PERRIGO FINANCE PLC

promises to pay to CEDE & CO. or registered assigns the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on December 15, 2044.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2015

Record Dates: June 1 and December 1

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

PERRIGO FINANCE PLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:                  ,

[Reverse Side of Note]

4.900% Senior Notes due 2044

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Perrigo Finance plc, a public limited company organized under the law of Ireland (the “Issuer”), promises to pay interest on the principal amount of this Note at 4.900% per annum from and including December 2, 2014 until but excluding maturity. The Issuer shall pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be June 15, 2015. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on June 1 and December 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 3.7 of the Base Indenture with respect to defaulted interest. Principal, premium, if any, and interest on, and Additional Amounts, if any, payable with respect to, the Notes shall be payable at the office or agency of the Issuer maintained for such purpose; provided that, at the option of the Issuer, interest on the Notes may be paid by mailing checks for such interest to or upon the written order of the holders thereof at their last address as they shall appear on the Security Register or by wire transfer or other electronic means to Holders of $1,000,000 or more in aggregate principal amount of Securities having wire transfer addresses within the continental United States; provided further that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND SECURITY REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Issuer may change any Paying Agent or Security Registrar without notice to the Holders. The Issuer or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent or Security Registrar.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of December 2, 2014 (the “Base Indenture”), among the Issuer, Perrigo Company Plc (“Parent”) and the Trustee, as supplemented by Supplemental Indenture No. 1 dated as of December 2, 2014, among the Issuer, Parent and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Issuer, Parent and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 4.900% Senior Notes due 2044. The Issuer shall be entitled to issue Additional Notes pursuant to Article 3 of the Base Indenture and Section 2.01 of the Supplemental Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, tax redemption and special mandatory redemption, as further described in the Indenture.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Pursuant to Section 2.3 of the Base Indenture, and except as provided in Section 3.5 of the Base Indenture (as amended by 2.03(g) of the Supplemental Indenture), this Note shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon, and the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Notes.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 5.1 of the Base Indenture, as amended by Section 5.01 of the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. GUARANTEE. Payment of principal of, premium, if any, and interest on, and Additional Amounts, if any, payable with respect to, this Note is fully, irrevocably and unconditionally guaranteed by Perrigo Company plc, a public limited company organized under the law of Ireland, as set forth in the Indenture.

11. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

PERRIGO FINANCE PLC

c/o PERRIGO COMPANY PLC

515 Eastern Avenue

Allegan, Michigan 49010

Fax: (269) 673-8451

Attention: Todd W. Kingma

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 6.03 of the Supplemental Indenture, check the appropriate box below:

[    ] Section 6.03

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 6.03 of the Supplemental Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $200,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form